Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-282292

This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 2, 2024)

            Shares

Common Stock

We are offering            shares of our common stock, no par value per share.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “HBNC.” The last reported closing price of our common stock on NASDAQ on August 19, 2025 was $16.04 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 5 of the accompanying prospectus and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

_____________

(1)      Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)      The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for additional information.

We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional            shares of common stock from us on the same terms and conditions set forth above.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Indiana Department of Financial Institutions (the “IDFI”), or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Horizon Bancorp, Inc. and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement.

The underwriters expect to deliver the shares of common stock in book-entry form only through the facilities of The Depository Trust Company, against payment on or about            , 2025.

_____________________

Joint Book-Running Managers

The date of this prospectus supplement is            , 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated October 2, 2024, which is included as part of our shelf registration statement on Form S-3 (File No. 333-282292). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in our common stock. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

In this prospectus supplement, “we,” “our,” “us,” “Horizon” or “the Company” refers to Horizon Bancorp, Inc., an Indiana corporation, and our consolidated subsidiaries, including Horizon Bank, an Indiana state-chartered bank, unless the context indicates that we refer only to the parent company, Horizon Bancorp, Inc. In this prospectus supplement, the “Bank” refers to Horizon Bank. Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ option to purchase additional shares from us is not exercised.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by, or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” for additional information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet on our website at www.horizonbank.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed a shelf registration statement on Form S-3 (File No. 333-282292) with the SEC registering the offering of various of our securities, including the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

S-iii

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•        our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2025, that are incorporated by reference therein;

•        our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 8, 2025, and June 30, 2025, filed with the SEC on August 11, 2025;

•        our Current Reports on Form 8-K filed with the SEC on January 22, 2025, February 26, 2025, March 19, 2025, April 17, 2025 (as amended on April 17, 2025), May 2, 2025, May 23, 2025, and June 18, 2025 (in each case, excluding the information furnished under Item 2.02 and Item 7.01 of Form 8-K); and

•        the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Horizon Bancorp, Inc.
Attention: Todd A. Etzler, Investor Relations
515 Franklin Street
Michigan City, Indiana 46360
Telephone number: (219) 879-0211

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below.

Forward-looking statements, which may be based upon beliefs, expectations, projections, estimates or assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements include, without limitation, those relating to the Company’s potential repositioning of its balance sheet (including the structure, the pro forma financial impacts and potential benefits thereof), and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following:

•        our ability to execute the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds,” which will depend, in part, on future factors, circumstances and conditions that are out of our control;

•        effects on Horizon’s business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade;

•        uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Horizon and its customers;

•        current financial conditions within the banking industry;

•        changes in the level and volatility of interest rates, spreads on earning assets and interest bearing liabilities, and interest rate sensitivity;

•        the aggregate effects of elevated inflation levels in recent years;

•        loss of key Horizon personnel;

•        macroeconomic conditions and their impact on Horizon and its customers;

•        the increasing use of Bitcoin and other crypto currencies and/or stablecoin and the possible impact these alternative currencies may have on deposit disintermediation and income derived from payment systems;

•        the effect of interest rates on net interest rate margin and their impact on mortgage loan volumes and the outflow of deposits;

•        increases in disintermediation, as new technologies allow consumers to complete financial transactions without the assistance of banks;

•        potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms (e.g., Apple Pay or Bitcoin) take a greater market share of the payment systems;

S-v

•        estimates of fair value of certain of Horizon’s assets and liabilities;

•        volatility and disruption in financial markets;

•        changes in prepayment speeds, loan originations, credit losses and market values, collateral securing loans and other assets;

•        changes in sources of liquidity;

•        potential risk of environmental liability related to lending and acquisition activities;

•        changes in the competitive environment in Horizon’s market areas and among other financial service providers;

•        legislation and/or regulation affecting the financial services industry as a whole, and Horizon and its subsidiaries in particular;

•        changes in regulatory supervision and oversight, including monetary policy and capital requirements;

•        changes in accounting policies or procedures as may be adopted and required by regulatory agencies;

•        litigation, regulatory enforcement, tax, and legal compliance risk and costs, as applicable generally and specifically to the financial and fiduciary (generally and as an ESOP fiduciary) environment, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same;

•        the effects and costs of governmental investigations or related actions by third parties;

•        rapid technological developments and changes;

•        the risks presented by cyber terrorism and data security breaches;

•        the rising costs of effective cybersecurity;

•        containing costs and expenses;

•        the ability of the U.S. federal government to manage federal debt limits;

•        the potential influence on the U.S. financial markets and economy from the effects of climate change and social justice initiatives;

•        the risks of expansion through mergers and acquisitions, including unexpected credit quality problems with acquired loans, difficulty integrating acquired operations and material differences in the actual financial results of such transactions compared with Horizon’s initial expectations, including the full realization of anticipated cost savings;

•        acts of terrorism, war and global conflicts, such as the Russia-Ukraine and Israel-Hamas conflicts, and the potential impact they may have on supply chains, the availability of commodities, commodity prices, inflationary pressure and the overall U.S. and global financial markets; and

•        other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

We qualify all of our forward-looking statements by the foregoing cautionary statements. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

S-vi

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we may make with the SEC, copies of which are available from us at no charge. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Documents Incorporated by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ over-allotment option has not been exercised.

Horizon Bancorp, Inc.

Headquartered in Michigan City, Indiana, Horizon Bancorp, Inc., is a registered bank holding company that operates through its wholly owned subsidiary, Horizon Bank. Horizon Bank (formerly known as “Horizon Bank, N.A.”) was founded in 1873 as a national association, and it remained a national association until its conversion to an Indiana state-chartered commercial bank effective June 23, 2017. The Bank has wholly-owned direct and indirect subsidiaries: Horizon Investments, Inc. (“Horizon Investments”), Horizon Properties, Inc. (“Horizon Properties”), Horizon Insurance Services, Inc. (“Horizon Insurance”), Horizon Grantor Trust, Wolverine Commercial Holdings, LLC., Horizon Advancement Corp. (“Horizon Advancement”), HB Community Development Corp. (“Horizon CDC”) and Horizon PWM Withholding LLC (“Horizon PWM”). Horizon Investments manages the investment portfolio of the Bank. Horizon Properties manages the real estate investment trust. Horizon Insurance is used by the Company’s Wealth Management to sell certain life insurance products through a third party. Horizon Grantor Trust holds title to certain company owned life insurance policies. Wolverine Commercial Holdings, LLC held real estate that has been sold and does not otherwise engage in significant business activities. Horizon Advancement invests in tax credit projects. Horizon CDC invests in community development and welfare projects. Horizon PWM is a disregarded entity used for filing and managing withholding taxes withheld by Horizon Bank’s wealth management department.

The Company’s business is primarily concentrated in a single industry segment, commercial banking. The Bank provides full-service commercial and retail banking services, corporate and individual trust and agency services and other services incident to banking in and around northwestern, northeastern, and central Indiana, and southern and central Michigan. These services include time, savings, and demand deposits, and safe deposit services. Loans, both commercial and consumer, are extended primarily on a secured basis to corporations, partnerships and individuals. Commercial lending covers such categories as finance and insurance, construction, manufacturing, healthcare and education. The Bank’s consumer loan departments make direct and indirect loans to consumers and purchasers of residential and real property and also makes indirect auto loans. In addition, the Bank offers trust and wealth management services. The Bank maintains 71 full-service branches.

As of June 30, 2025, we had total assets of $7.65 billion, gross loans held for investment of $4.99 billion and total deposits of $5.70 billion.

We are regulated by the FDIC, the Federal Reserve, IDFI, and other regulatory agencies. See the section entitled “Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2024 for more information.

Our principal executive office is located at 515 Franklin Street, Michigan City, Indiana 46360, and our telephone number is (219) 879-0211. Our common stock is traded on NASDAQ under the symbol “HBNC.” Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information” for additional information.

Recent Developments

Subordinated Debt Offering

In addition, substantially concurrently with or shortly after this offering of common stock pursuant to this prospectus supplement and the accompanying prospectus, the Company expects to commence an offering of approximately $100 million of fixed-to-floating subordinated notes with a maturity of ten years in a private placement under Regulation D (the “Subordinated Debt Offering”). The Subordinated Debt Offering is being made pursuant to separate offering documentation and nothing herein shall constitute an offer to sell or a solicitation of an offer to buy any securities that may be offered in the Subordinated Debt Offering. We cannot assure you that the Subordinated Debt Offering will occur on the anticipated terms, or at all. The closing of this offering of common stock is not conditioned upon the closing of the Subordinated Debt Offering, and the closing of the Subordinated Debt Offering is not conditioned upon the closing of this offering of common stock.

Potential Repositioning of Our Balance Sheet

If this offering is completed on terms that are satisfactory to us and if market conditions are satisfactory to us, then we anticipate undertaking a balance sheet repositioning, in whole or in part, as described under the heading “Use of Proceeds,” soon after the completion of the offering. If this offering is not completed on terms that are satisfactory to us, our management will evaluate whether to proceed with the potential repositioning of our balance sheet, if at all or in part, and the potential timing thereof.

Please see “Risk Factors—Risks Related to the Potential Repositioning of our Balance Sheet”.

THE OFFERING

Issuer	Horizon Bancorp, Inc.
Shares of common stock offered by us	shares (or shares if the underwriters exercise in full their option to purchase additional shares).
Shares of common stock to be outstanding after the offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).
Public offering price per share	$
Use of proceeds	General corporate purposes, which may include investments in Horizon Bank to support a contemplated balance sheet repositioning, as described under the heading “Use of Proceeds.”
Risk factors

You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-4 in this prospectus supplement, on page 5 of the accompanying prospectus and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Lock-up agreements

We and each of our executive officers, and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting—Lock-Up Agreements” for additional information.

Listing and trading symbol	Our common stock is traded on NASDAQ under the symbol “HBNC.”

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 44,098,521 shares of our common stock issued and outstanding as of June 30, 2025. Except as otherwise indicated, the information in this prospectus supplement:

•        excludes 297,014 shares of our common stock reserved for issuance under the Horizon Bancorp 2021 Omnibus Equity Incentive Plan as of June 30, 2025; and

•        assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. The material risks and uncertainties that management believes affect us are described below or incorporated by reference into this prospectus supplement. Before you decide to invest in our common stock, you should carefully read and consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024. Any of these risks, if they are realized, could have an adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock. In any such case, you could lose all or a portion of your original investment. Further, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect us. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for additional information.

Risks Related to the Potential Repositioning of our Balance Sheet

If we commit to execute the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds,” and are unsuccessful in doing so, in whole or in part, it may have a material adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock.

Our ability to successfully execute the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds” will depend on future factors, circumstances and conditions that are, in part, out of our control. These include economic and market conditions, market pricing, interest rates and demand related to the sale of our existing investment securities and indirect auto loans, market pricing, interest rates and demand related to our purchase of expected higher-yielding investment securities, our liquidity position with respect to our ability to fully repay our Federal Home Loan Bank Advances, our ability to runoff transactional public deposits and the consequences of doing so with respect to our public deposit customer base, the financial and tax consequences and impacts related to these items and the reaction from investors and market participants (including securities analysts) related to these items.

Even if we do accomplish the potential repositioning of our balance sheet on the terms we expect, there is no guarantee that the benefits on our financial results and condition that we are anticipating will be realized in part or at all. Among other things, we may not be able to use the proceeds of the anticipated sale of securities as intended, and we may not derive the benefits we anticipate from such uses of proceeds. In addition, the potential repositioning of our balance sheet may not have the expected effects with respect to improving profitability and liquidity, reducing interest rate risk and strengthening capital generation. If we commit to execute the potential repositioning of our balance sheet, and are unsuccessful in doing so, in whole or in part, it may have a material adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock.

Risks Related to an Investment in Our Common Stock and the Offering

Future sales or the possibility of future sales of our common stock could depress the market price of our common stock.

Our amended and restated articles of incorporation authorize us to issue up to 99,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding            shares of our common stock (or            shares if the underwriters exercise its option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. Our executive officers and our directors holding, in the aggregate, approximately 1,100,239 shares of our common stock as of December 31, 2024 (representing approximately 2.50% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement (the “Lock-Up Period”), subject to certain exceptions. See “Underwriting” for additional information. Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and other applicable limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See “Underwriting” for additional information.

We may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

The market price of our common stock may be volatile, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose part or all of your investment as a result.

Volatility in the market price of our common stock may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. The market price of our common stock may fluctuate widely in response to a variety of factors including the risk factors described herein and, among other things:

•        our ability to execute the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds,” which will depend, in part, on future factors, circumstances and conditions that are out of our control;

•        actual or anticipated variations in quarterly or annual operating results, financial conditions or credit quality;

•        changes in business, economic or political conditions;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        changes in dividends paid per share;

•        changes in interest rates;

•        changes in recommendations or research reports about us or the financial services industry in general published by securities analysts;

•        the failure of securities analysts to cover, or to continue to cover, us;

•        changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•        news reports relating to trends, concerns, and other issues in the financial services industry;

•        reports related to the impact of natural or man-made disasters in our market;

•        perceptions in the marketplace regarding us and or our competitors;

•        the trading volume of our common stock;

•        significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors, including the announcements thereof;

•        additional investments from third parties;

•        additions or departures of key personnel or members of our board of directors;

•        future sales or issuance of additional shares of our common stock or other debt or equity securities;

•        fluctuations in the market price of our competitors’ common stock and the operating results of our competitors;

•        changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws or regulations;

•        regulatory actions, including changes to regulatory capital levels, the components of regulatory capital and how regulatory capital is calculated;

•        new technology used, or services offered, by competitors;

•        threatened or actual litigation; or

•        geopolitical conditions such as acts or threats of terrorism, pandemics or military conflicts.

In particular, the realization of any of the risks described in this section or under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 could have an adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

We are a bank holding company with no material activities other than activities incidental to holding the common stock of the Bank. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The holding company, Horizon Bancorp, Inc., is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation, including the approval of the Federal Reserve if the total of all dividends declared during the calendar year, including any proposed dividend, exceeds the sum of the Bank’s net income (as reportable in its Reports of Condition and Income) during the current calendar year and the retained net income of the prior two calendar years. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal and state statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.

Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, our ability to pay dividends is subject to certain restrictions, and we anticipate our ability to pay dividends may be subject to regulatory non-objection.

We have paid cash dividends on our common stock in every quarter since the third quarter of 1991. On June 17, 2025, we announced the declaration of a quarterly cash dividend of $0.16 per share on our outstanding common stock. The dividend was payable July 18, 2025, to shareholders of record at the close of business on July 3, 2025.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the Federal Reserve in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. Any future payment of dividends will depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company (including a financial holding company) should eliminate, defer or significantly reduce the company’s dividends if: (i) the company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

The ability of the Bank to pay dividends to us is also limited by its obligations to maintain sufficient capital and liquidity and by other legal, regulatory and general restrictions on dividends that are applicable to the Bank. Also, banking institutions that do not maintain a capital conservation buffer, comprised of Common Equity Tier 1 Capital of 2.5%, above the regulatory minimum capital requirements will face constraints on the payment of dividends, stock repurchases and discretionary bonus payments to executive officers based on the amount of the shortfall, unless prior regulatory approval is obtained. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to us may be prohibited or limited, and if we fail to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to or stock repurchases from our shareholders may be prohibited or limited.

If the Company effectuates the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds,” it is likely that the losses realized from the sale of our investment securities and indirect auto loans will be greater than the Company’s income over the past four quarters. As a result, the Company would be required to seek the Federal Reserve’s non-objection prior to declaring dividends on its shares of common stock until such time as net income available to shareholders for the past four quarters is sufficient to fully fund the payments of dividends. It is possible that the Federal Reserve would not provide such non-objection, and therefore that the Company would be unable to declare and pay any cash dividends on its common stock.

In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock. See the sections entitled “Item 1. Business—Regulation and Supervision—Dividends” and “Item 1. Business—Regulation and Supervision—Dividend Restrictions” in our Annual Report on Form 10-K for the year ended December 31, 2024.

The holders of our debt obligations and preferred stock will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.

In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us as well as any preferred stock that has been issued. As of June 30, 2025, we had outstanding an aggregate of $57.6 million of junior subordinated debentures held by seven statutory trusts that we control, $55.8 million of subordinated notes, and $975.4 million in total borrowings. We currently have no outstanding preferred stock, but are authorized to issue up to 1,000,000 shares of preferred stock under our amended and restated articles of incorporation. Substantially concurrently with or shortly after this offering of common stock pursuant to this prospectus supplement and the accompanying prospectus, we expect to commence the Subordinated Debt Offering and we could incur future debt obligations or issue preferred stock in the future to raise additional capital.

Holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, including preferred shares, if any, have received any payment or distribution due to them. In addition, we are required to pay interest on the subordinated notes and dividends on the trust preferred securities and preferred stock before we are able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Our management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest all of the net proceeds from this offering into Horizon Bank, our wholly-owned subsidiary, to support the Bank’s capital ratios in connection with the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds.” The repositioning transactions and their results, as well as their outcome for Horizon and the Bank, will be subject to market conditions and other factors. If we do not complete the repositioning transactions, or if the repositioning transactions do not have the anticipated results, then we may not fully realize the anticipated benefits of transactions and any new capital raised may not be deployed as effectively as possible to increase profitability and growth. As a result, the market price of our common stock may be adversely affected.

Provisions in our articles of incorporation, our by-laws, and Indiana law may delay or prevent an acquisition of us by a third party.

Our articles of incorporation and by-laws and Indiana law contain provisions that have certain anti-takeover effects. While the purpose of these provisions is to strengthen the negotiating position of the board of directors in the event of a hostile takeover attempt, the overall effects of these provisions may be to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our shares, and the removal of incumbent directors and key management.

Our articles of incorporation provide for a staggered board, which means that only one-third of our board can be replaced by shareholders at any annual meeting. Our articles also provide that our directors may only be removed without cause by shareholders owning 70% or more of our outstanding common stock.

Our articles also preempt Indiana law with respect to business combinations with a person who acquires 10% or more of our common stock and provide that such transactions are subject to independent and super-majority shareholder approval requirements unless certain pricing and board pre-approval requirements are satisfied.

Our by-laws do not permit cumulative voting of shareholders in the election of directors, allowing the holders of a majority of our outstanding shares to control the election of all our directors, and our directors are elected by plurality voting; although, under our newly adopted Director Resignation Policy, directors not receiving a majority of the votes cast in an uncontested election are required to submit a resignation, which our Board has the discretion to accept or reject. Our by-laws also establish detailed procedures that shareholders must follow if they desire to nominate directors for election or otherwise present issues for consideration at a shareholders’ meeting.

These and other provisions of our governing documents and Indiana law are intended to provide the board of directors with the negotiating leverage to achieve a more favorable outcome for our shareholders in the event of an offer for the Company. However, there is no assurance that these same anti-takeover provisions could not have the effect of delaying, deferring or preventing a transaction or a change in control that shareholders might believe to be in their best interests.

Any person not defined as a company by the Bank Holding Company Act may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of our outstanding securities. If an entity holds as little as a 5% interest in our outstanding securities, that entity could, under certain circumstances, be subject to regulation as a “bank holding company.”

Any person not otherwise defined as a company by the Bank Holding Company Act and its implementing regulations may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of our outstanding securities. Applying to obtain this approval could result in a person incurring substantial costs and time delays. There can be no assurance that regulatory approval will be obtained. Additionally, any entity that wants to acquire 5% or more of our outstanding common stock, or otherwise control us, may need to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. As a result, prospective investors in our common stock need to be aware of and comply with those requirements, to the extent applicable.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

We may issue additional equity securities or engage in other transactions which could dilute our book value or affect the priority of our common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock, preferred stock or other securities. Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors, some of which are beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be effected. Such offerings could be dilutive to holders of our common stock. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current holders of our common stock. Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon our liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

This offering is not contingent on the consummation of any other financing, including the Subordinated Debt Offering.

We currently intend to use the net proceeds from this offering and the Subordinated Debt Offering, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor the Subordinated Debt Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Subordinated Debt Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Subordinated Debt Offering. We cannot assure you that the Subordinated Debt Offering will be completed on the terms described herein, or at all.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $            million, or approximately $            million if the underwriters exercise in full their option to purchase additional shares, in each case, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including in support of the potential repositioning of our balance sheet. The timing and execution of the repositioning of our balance sheet will be dependent on economic, market and other conditions. If this offering is not completed, our management will evaluate whether to proceed with the repositioning, if at all, and the potential timing thereof. We expect that this repositioning of our balance sheet will involve the following:

•        The Subordinated Debt Offering.

•        The redemption of approximately $56.5 million in aggregate principal amount of 5.625% fixed-to-floating rate subordinated notes due 2030.

•        The reclassification of investment securities held-to-maturity with an amortized cost basis of approximately $1.82 billion as of June 30, 2025 to available-for-sale. The reclassification of investment securities will result in an unrealized after-tax loss of approximately $218.8 million (assuming a tax rate of 23%) as of June 30, 2025.

•        The sale of investment securities with an amortized cost basis of approximately $1.71 billion as of June 30, 2025. Based upon our current estimates as of August 13, 2025, we expect to recognize an after-tax loss related to the sale of investment securities of approximately $238.4 million (assuming a tax rate of 23%). The sale will also result in a reversal of accumulated other comprehensive income (loss) of $(209.5) million, as of June 30, 2025.

•        The sale of indirect auto loans with an amortized cost basis of approximately $200.8 million as of August 13, 2025. Based upon our current estimates, the sale will result in an after-tax loss related to the sale of this portfolio of approximately $4.3 million as of August 13, 2025 (assuming a tax rate of 23%).

•        The repayment of approximately $700.0 million of Federal Home Loan Bank advances as of June 30, 2025 with an estimated after-tax prepayment penalty of $12.0 million as of August 8, 2025 (assuming a tax rate of 23%).

•        Runoff of approximately $400.0 million of transactional public deposits as of June 30, 2025.

•        The subsequent purchase of investment securities with current-market yields. Depending on our liquidity position, we expect to purchase approximately $617.8 million of new investment securities to be classified as available-for-sale securities. Based on current market rates, we estimate the new securities would have an estimated aggregate yield of approximately 5.25%, but the actual yield will depend on market conditions at the time of purchase.

The repositioning of our balance sheet and its outcome for Horizon and the Bank will be subject to future factors, circumstances and conditions, some of which are out of our control. Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. See “Risk Factors—Risks Related to the Potential Repositioning of our Balance Sheet.”

The closing of the Subordinated Debt Offering is not conditioned on the closing of this offering and the closing of this offering is not conditioned on the closing of the Subordinated Debt Offering. The Subordinated Debt Offering is being made pursuant to separate offering documentation and nothing herein shall constitute an offer to sell or a solicitation of an offer to buy any securities that may be offered in the Subordinated Debt Offering. We cannot assure you that the Subordinated Debt Offering will occur on the anticipated terms, or at all. See “Summary—Recent Developments—Subordinated Debt Offering” for additional information.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

•        on an actual basis; and

•        on an as adjusted basis to reflect the sale of         shares of our common stock offered by us at the public offering price of $        per share in this offering and the Subordinated Debt Offering, after deducting the underwriting discounts and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised).

The “As Adjusted” information presented does not reflect results of the potential repositioning of our balance sheet, as described under the heading “Use of Proceeds.” This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement and our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	As of June 30, 2025
(dollars in thousands)	Actual	As Adjusted
Assets:
Cash and due from banks	$137,917	$

Long-term borrowings:
Subordinated Notes due 2035	—
Subordinated Notes due 2030	$55,807	$
Junior subordinated debentures issued to capital trusts(1)	57,583
Total	$113,390	$

Shareholders’ equity:
Preferred stock, no par value; authorized 1,000,000 shares; no shares issued and outstanding	$—	$
Common stock, no par value; authorized 99,000,000 shares; issued shares of 44,098,521 – actual, and issued shares of – as adjusted	—
Additional paid-in capital	360,758
Retained earnings	466,497
Accumulated other comprehensive income (loss)	(36,403)
Total shareholders’ equity	$790,852	$
Total Capitalization	$904,242	$

Capital ratios:
Common equity ratio	10.34%		%
Total risk-based capital ratio	14.44%		%
Tier 1 risk-based capital ratio	12.48%		%
Common equity tier 1 risk-based capital ratio	11.48%		%
Tier 1 leverage ratio	9.59%		%

____________

(1)      Includes seven instances of subordinated debentures, with due dates from 2033 through 2037.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        brokers, dealers or traders in securities;

•        corporations that accumulate earnings to avoid U.S. federal income tax;

•        tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and

•        persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•        a non-resident alien;

•        a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) that is not created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or

•        a trust that does not have in effect a valid election under the Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “— Sale or Other Taxable Disposition”.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•        the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•        the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•        we are or have been a U.S. real property holding corporation (the “USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock, or the relevant period, and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we have not been, currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations, or otherwise establishes an exemption.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) generally impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

•        a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•        a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “— Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering in which the below named underwriters are entering into an underwriting agreement with respect to the shares of our common stock being offered hereby. Subject to certain conditions, we will agree to sell, and the underwriters will agree to purchase, the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
Keefe, Bruyette & Woods, Inc.
Performance Trust Capital Partners, LLC
Total:

The underwriters are offering the shares of our common stock subject to a number of conditions, including receipt and acceptance of our common stock by the underwriters. The obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to these conditions. The underwriting agreement between us and the underwriters provides that if the underwriters default, this offering may be terminated.

In connection with this offering, the underwriters or securities dealers may distribute offering documents to investors electronically. See “— Electronic Distribution” for additional information.

Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.

Underwriting Discount

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $        per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriters to other brokers or dealers at a discount of up to $        per share from the public offering price. If all of the shares of our common stock are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriter. The underwriters reserve the right to reject an order for the purchase of shares, in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $        per share. The per share and total underwriting discount to be paid to the underwriters, assuming no exercise of the underwriters’ option to purchase additional shares, is $        , and assuming full exercise of the underwriters’ option to purchase additional shares, is $        .

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $        million, and such expenses are payable by us. We also have agreed to collectively reimburse the underwriters for their expenses incurred in connection with the offering in an amount up to $450,000.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to additional shares of our common stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement.

Lock-Up Agreements

We, our executive officers and directors are entering into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the representative and subject to certain exceptions:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration thereof, or file or cause to be filed any registration statement under the Securities Act, with respect to any of the foregoing;

•        enter into any swap, hedge, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock or such other securities, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

•        publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are subject to customary exceptions and will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representative may, in their sole discretion, waive or release all or some of the securities from these lock-up agreements.

These restrictions also apply to securities convertible into or exchangeable or exercisable for or repayable with our common stock to the same extent as they apply to our common stock. They also apply to common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Exchange Listing

Our common stock is listed on NASDAQ under the symbol “HBNC.”

Indemnification and Contribution

We have agreed to indemnify the underwriters and their affiliates, selling agents, and controlling persons against certain liabilities, including under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering and in accordance with Regulation M under the Exchange Act, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock, including:

•        stabilizing transactions;

•        short sales; and

•        purchase to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than it is required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ purchase option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their purchase option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which it may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As an additional means of facilitating our public offering, the underwriters may bid for, and purchase, shares of our common stock in the open market. The underwriters also may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of our common stock in this offering, if it repurchases previously distributed shares of our common stock to cover short positions or to stabilize the price of our common stock.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. The underwriters may carry out these transactions on NASDAQ, in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation, and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. In the ordinary course of their various business activities, the underwriters and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•        to any qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer;

•        to investors who acquire shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

•        provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity, to which this prospectus supplement relates, is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters in connection with the offering will be passed upon for us by Warner Norcross + Judd LLP, Grand Rapids, Michigan. Alston & Bird LLP will pass upon certain legal matters for the underwriter.

EXPERTS

The consolidated financial statements of Horizon and its subsidiary as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Forvis Mazars, LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$250,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights
Units
Purchase Contracts

Horizon Bancorp, Inc. (“Horizon,” “we,” “us,” “our,” or the “Company”) may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $250,000,000.

This prospectus describes the general terms that may apply to the securities offered. The specific terms of our securities to be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus. Before you invest in any of our securities, please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “HBNC.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making any decision to invest in our securities, you should carefully consider the risk factors beginning on page 5 as well as those contained or incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

The date of this Prospectus is October 2, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Horizon” or the “Company” refer to Horizon Bancorp, Inc. and its subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated in this prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (referred to as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”). All statements other than statements of historical fact, including statements regarding our financial position, business strategy and the plans and objectives of our management for future operations, are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions relating to the future.

Actual results may differ materially, and adversely or positively, from the expectations of the Company that are expressed or implied by any forward-looking statement. Risks, uncertainties, and factors that could cause the Company’s actual results to vary materially from those expressed or implied by any forward-looking statement include but are not limited to:

•        current financial conditions within the banking industry, including the effects of failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues;

•        changes in accounting standards or policies as may be adopted and required by regulatory agencies;

•        increased and/or continued incidents of social, civil, and political unrest;

•        changes in the level and volatility of interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•        the effect of interest rates on net interest rate margin and their impact on mortgage loan volumes and the outflow of deposits;

•        loss of key Horizon personnel;

•        increases in disintermediation, as new technologies allow consumers to complete financial transactions without the assistance of banks;

•        the increasing use of Bitcoin and other crypto currencies and/or stable coin and the possible impact these alternative currencies may have on deposit disintermediation and income derived from payment systems;

•        loss of fee income, including interchange fees, as new and emerging alternative payment platforms (e.g. Apple Pay or Bitcoin) take a greater market share of the payment systems;

•        estimates of fair value of certain of Horizon’s assets and liabilities;

•        volatility and disruption in financial markets;

•        prepayment speeds, loan originations, credit losses and market values of collateral securing loans and other assets;

•        sources of liquidity;

•        potential risk of environmental liability related to lending and acquisition activities;

•        changes in the competitive environment in Horizon’s market areas and among other financial service providers;

•        legislation and/or regulation affecting the financial services industry as a whole, and Horizon and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act;

•        changes in regulatory supervision and oversight, including monetary policy and capital requirements;

•        changes in accounting policies or procedures as may be adopted and required by regulatory agencies;

•        rapid technological developments and changes;

•        litigation, regulatory enforcement, and legal compliance risks and costs associated with our business lines in which we operate as a fiduciary, including where we act as ESOP trustee and in other similar capacities;

•        the effects and costs of governmental investigations or related actions by third parties;

•        the risks presented by cyber terrorism and data security breaches;

•        the rising costs of effective cybersecurity;

•        containing costs and expenses;

•        the ability of the U.S. federal government to manage federal debt limits;

•        the risks of expansion through mergers and acquisitions, including unexpected credit quality problems with acquired loans, difficulty integrating acquired operations and material differences in the actual financial results of such transactions compared with Horizon’s initial expectations, including the full realization of anticipated cost savings;

•        capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities;

•        factors that may cause the Company to incur impairment charges on its investment securities;

•        claims and litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;

•        actions of the Board of Governors of the Federal Reserve System;

•        potential increases of federal deposit insurance premium expense, and possible future special assessments of the Federal Deposit Insurance Company, either industry wide or specific to the Company’s banking subsidiary;

•        the potential for changes in tax laws, particularly corporate income tax reform, that may affect current returns, Horizon’s deferred tax assets and liabilities, the ability to utilize federal and state net operating loss carryforwards, and the market’s perception on overall value;

•        actions of the regulatory authorities under the Consumer Protection Act, the Consumer Financial Protection Board and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;

•        the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and

•        other factors and risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any of our subsequent reports that we have made or make with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us. For a detailed discussion of the risks and uncertainties that may cause our actual results or performance to differ materially from the results or performance expressed or implied by forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

HORIZON BANCORP, INC.

General

Horizon is a financial holding company incorporated under the laws of the State of Indiana and headquartered in Michigan City, Indiana. Horizon provides a broad range of banking services in northern and central Indiana and southern and central Michigan through its wholly-owned bank subsidiary, Horizon Bank. Horizon Bank was chartered as a national banking association in 1873, until its conversion to an Indiana commercial bank effective June 23, 2017, and has operated continuously since 1873. Horizon Bank is a full-service commercial bank offering commercial and retail banking services, corporate and individual trust and wealth management services, and other services incident to banking.

We maintain 71 full service offices. The main office and full service branch of Horizon and Horizon Bank is located at 515 Franklin Street, Michigan City, Indiana 46360, and our telephone number at that address is (219) 879-0211. In addition to these principal facilities, we have 70 sales offices and one loan production office located in various cities and towns in northern and central Indiana and southern and central Michigan.

At June 30, 2024, Horizon Bank had total assets of $7.9 billion and total deposits of $5.6 billion. Our business is not seasonal to any material degree, and no material part of our business is dependent upon a single or small group of customers, the loss of any one or more of which would have a materially adverse effect on our business.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “HBNC.”

Competition

We face a high degree of competition in all of our primary markets. We compete with other commercial banks, savings and loan associations, consumer finance companies, credit unions and other non-bank and digital financial service providers. In addition, financial technology (“FinTech”) start-ups are emerging in key banking areas. To a more moderate extent, we compete with Chicago money center banks, mortgage banking companies, insurance companies, brokerage houses, other institutions engaged in money market financial services and certain government agencies. Many non-financial institution competitors face fewer regulatory restrictions and have greater capital than we do.

Regulation and Supervision

As a bank holding company and a financial holding company, Horizon is subject to extensive regulation, supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board” or “Federal Reserve”) as its primary federal regulator under the Bank Holding Company Act of 1956, as amended (“BHC Act”). Horizon is required to file annual reports with the Federal Reserve and provide other information that the Federal Reserve may require. The Federal Reserve may also make examinations and inspections of Horizon.

Horizon Bank, as an Indiana-chartered bank, is subject to extensive regulation, supervision and examination by the Indiana Department of Financial Institutions (“DFI”) as its primary state regulator. Also, as to certain matters, Horizon Bank is under the supervision of, and subject to examination by, the Federal Deposit Insurance Corporation (“FDIC”) because the FDIC provides deposit insurance to the bank and is the bank’s primary federal regulator.

The supervision, regulation and examination of Horizon and Horizon Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than for the benefit of Horizon’s shareholders.

As a publicly traded company and an SEC registrant, Horizon is also subject to the disclosure and regulatory requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules promulgated thereunder, as administered by the SEC. Horizon’s common stock is listed on the NASDAQ Global Select Market, and therefore, Horizon is also subject to the NASDAQ rules applicable to listed companies.

In addition to the matters discussed above, Horizon Bank is subject to additional regulation of its activities, including a variety of consumer protection regulations affecting its lending, deposit and debt collection activities and regulations affecting secondary mortgage market activities. Both federal and state law extensively regulate various aspects of the banking business, such as reserve requirements, truth-in-lending and truth-in-savings disclosures, equal credit opportunity, fair credit reporting, trading in securities and other aspects of banking operations.

Other Available Information

Additional information about us can be found at our website www.horizonbank.com and in our SEC filings. See, “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The information on our website is not incorporated into this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompany prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth below and in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes, making contributions to the capital of the Bank to support its lending, investing and other financial services activities; repayments of our debt; repurchases of our common stock; supporting or funding acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•        common stock;

•        preferred stock, which we may issue in one or more series;

•        depositary shares representing fractional shares of preferred stock;

•        debt securities, which we may issue in one or more series;

•        warrants entitling the holders to purchase common stock or debt securities;

•        rights to purchase common stock or other securities;

•        units; and

•        purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares.

We will describe the terms of particular securities that we may offer in the future in the prospectus supplement we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•        type and amount of securities which we propose to sell;

•        initial public offering price of the securities;

•        maturity;

•        original issue discount, if any;

•        rates and times of payment of interest, dividends or other payments, if any;

•        redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•        ranking;

•        voting or other rights, if any;

•        conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•        names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•        compensation, if any, of those underwriters, agents or dealers;

•        details regarding over-allotment options, if any;

•        net proceeds to us;

•        information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•        material United States federal income tax considerations applicable to the securities;

•        any material risk factors associated with the securities; and

•        any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

General

We are authorized by our Amended and Restated Articles of Incorporation, referred to in this prospectus as our Articles of Incorporation, to issue 100,000,000 shares, consisting of 99,000,000 shares of common stock, without par value per share, and 1,000,000 shares of preferred stock. As of September 23, 2024, 43,712,059 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Our common stock is listed on the NASDAQ Global Select Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as may be limited by the Indiana Business Corporation Law or as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may authorize in the future. Shares of our common stock have no cumulative voting rights.

Dividends and Repurchases

Holders of our common stock are entitled to receive such dividends as our board of directors may, in its discretion, legally declare, subject to all statutory restrictions, including banking law restrictions, discussed elsewhere in this prospectus.

Horizon has no issued and outstanding shares of preferred stock that take preference in dividend distributions over shares of common stock.

Rights upon Liquidation or Dissolution

Subject to the preferential rights of any other shares or series of capital stock, if any, if we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, holders of our common stock will be entitled to share ratably in our assets legally available for distribution to those holders after the satisfaction of, or provision for, all of our debts and liabilities.

No Preemptive, Conversion or Redemption Rights

Holders of shares of our common stock do not have preemptive rights to subscribe for any new or additional securities, including shares of common stock, that we may offer or sell or issue in the future. Holders of shares of common stock have no conversion, exchange or sinking fund rights. Shares of our common stock are not redeemable at our option or at the option of the holders of shares of common stock.

Shareholder Liability

All of our outstanding shares of common stock are fully paid and nonassessable. Under the Indiana Business Corporation Law, shareholders generally are not personally liable for a corporation’s acts or debts.

Anti-Takeover Provisions

Our Articles of Incorporation and our Amended and Restated Bylaws include provisions that may have the effect of deterring or discouraging an attempt to take control of Horizon. Among other things, these provisions:

•        empower our board of directors, without shareholder approval, to issue new preferred shares with terms, including voting power, set by our board;

•        divide our board of directors into three classes serving staggered three-year terms;

•        restrict the ability of shareholders to remove directors;

•        require, in certain circumstances, that certain types of transactions with a related person (generally, a greater-than-ten-percent beneficial owner of our common stock), be approved by the vote of the holders of at least 70 percent of the outstanding voting shares and a majority of the outstanding shares that are not beneficially owned by the related person (the 70 percent requirement is reduced to two thirds if certain fair price provisions and other conditions are met), unless the transactions are approved by at least a two-thirds vote of our continuing directors;

•        require, in certain circumstances, that any proposal to repeal or amend certain takeover-related provisions of our Articles of Incorporation be approved by the vote of our shareholders who hold at least 70 percent of the outstanding voting shares;

•        provide that the board of directors, in determining whether a business combination or tender or exchange offer is in the best interests of Horizon and our shareholders, may consider non-financial and other factors, including the social and economic effects of the transaction on employees, depositors and other customers and the communities in which we operate;

•        do not provide for cumulative voting in the election of directors;

•        entitle our board of directors to redeem shares acquired by a significant shareholder in a “control share acquisition” as defined by Chapter 42 of the Indiana Business Corporation Law, under certain circumstances; and

•        require advance notice of nominations for the election of directors at meetings of shareholders.

The Indiana Business Corporation Law also contains certain provisions applicable or potentially applicable to us that may have the effect of deterring or discouraging an attempt to take control of Horizon. These provisions, among other things:

•        authorize an Indiana corporation to adopt a provision known as a “shareholder rights plan” pursuant to which potentially valuable rights to purchase corporate securities may be distributed following certain unsolicited stock accumulations or takeover attempts only to those shareholders of the corporation who are not affiliated with the acquiring shareholder or bidder;

•        prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 10% or more of a public corporation’s voting power (Horizon is not currently subject to these provisions (contained in Chapter 43 of the Indiana Business Corporation Law) but could elect to be subject to these provisions in the future); and

•        prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting a number of shares that is in excess of the applicable percentage threshold, unless “disinterested shareholders” have approved such voting rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareholder Services, P.O. Box 30170, College Station, Texas 77842-3170.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designations that amends our Articles of Incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable certificate of designations and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

General

Our board of directors is authorized to issue up to one million shares of preferred stock, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

Preferred Stock We May Offer

The terms of any series of preferred stock designated by our board of directors will be set forth in a certificate of designations that will amend our Articles of Incorporation, and we will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable amendment to our Articles of Incorporation for a complete description of all of the terms. As of the date of this prospectus, none of the authorized preferred stock has been designated by our board of directors for issuance as part of any particular series of preferred stock, and all of such preferred stock is therefore available for future issuance in the discretion of our board of directors as part of one or more series of preferred stock with terms yet to be determined.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•        title and stated or liquidation value;

•        number of shares offered and initial offering price;

•        voting rights and other protective provisions;

•        any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•        date from which dividends will accumulate, if applicable;

•        terms and amount of a sinking fund, if any, for purchase or redemption;

•        redemption rights, including conditions and the redemption price(s), if applicable;

•        listing on any securities exchange;

•        terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•        terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•        the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•        any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•        any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•        a discussion of applicable material U.S. federal income tax consequences.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•        senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•        on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•        junior to all of our equity securities ranking senior to the offered preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional preferred stock, rather than full preferred stock, and may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us that meets certain requirements, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to persons purchasing the fractional preferred stock in accordance with the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•        all outstanding depositary shares have been redeemed, or

•        there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing obligations under the depositary agreement. The obligations of the bank depositary and us thereunder will be limited to performance in good faith of our respective duties, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement in their entirety. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of Horizon that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•        the title of the series and whether it is a senior debt security or a subordinated debt security;

•        any limit on the total principal amount of the debt securities of the same series;

•        the stated maturity;

•        the currency or currencies for principal and interest, if not U.S. dollars;

•        the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•        whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•        if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•        if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•        if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•        if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•        if the debt security is also an original issue discount debt security, the yield to maturity;

•        if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•        the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•        the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•        if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•        whether the debt security will be guaranteed by any of our subsidiaries;

•        the assets, if any, that will be pledged as security for the payment of the debt security;

•        the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•        any other terms of the debt security which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global-i.e., book-entry-form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the relevant prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•        DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•        we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•        DTC is:

•        a limited-purpose trust company organized under the New York Banking Law,

•        a “banking organization” within the meaning of the New York Banking Law,

•        a member of the Federal Reserve System,

•        a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•        a “clearing agency” registered pursuant to Section 17A of the Exchange Act;

•        DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•        DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC;

•        Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable indenture and prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among others, are met.

•        If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity must be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•        Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we engage in any of the above-described transactions and comply with the applicable conditions related thereto, we will be released from all our liabilities and obligations under the debt securities of any series subject to any such transaction and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture, to all of our senior debt, as defined in the subordinated indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated indenture defines “senior debt” as any indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness owed to any of our subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated indenture.

We may modify the above-described subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•        in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•        (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•        in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities (or a combination thereof), or if so provided in the applicable indenture or prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•        we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•        we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for certain continuing obligations, including our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•        deliver all outstanding debt securities of that series to the trustee for cancellation; or

•        all such debt securities not so delivered for cancellation have either become due and payable (by reason of the making of a notice of redemption or otherwise) or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in either such case, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•        we do not pay the principal, premium or sinking fund payment, if any, on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise and the time for payment has not been extended or deferred;

•        we do not pay interest on any debt security of that series within 30 days after the due date and the time for payment has not been extended or deferred;

•        we fail to comply for 90 days after notice with the other agreements and covenants contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

•        we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•        if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•        the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•        the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after the above steps have been taken; and

•        during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or any premium or interest on a debt security, or (ii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

We will furnish each trustee every year a certificate indicating whether the signer(s) thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval.    Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement with respect to one or more series of debt securities:

•        reduce the amount of debt securities whose holders must consent to an amendment;

•        reduce the rate of, or extend the time for payment of, the interest on any debt security;

•        reduce the principal of or change the stated maturity on any debt security;

•        permit redemption of a debt security if not previously permitted;

•        change the place of payment or the currency of any payment on a debt security;

•        impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•        change the amendment provisions which require each holder’s consent or change the waiver provisions in a manner adverse to the holders of the debt securities affected thereby; or

•        change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval.    We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:

•        to cure any ambiguity or omission, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture;

•        to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the debt securities, as the case may be;

•        to add to the covenants of the Company for the benefit of the holders of all or any debt securities of any series or to surrender any right or power therein conferred upon the Company with regard to all or any debt securities of any series;

•        to add any additional events of default for the benefit of the holders of all or any debt securities of any series;

•        to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in definitive form, or to permit or facilitate the issuance of debt securities in uncertificated form;

•        to add to, change or eliminate any of the provisions of the indenture in respect of all or any debt securities of any series, provided that any such addition, change or elimination (i) shall neither (a) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such debt security with respect to such provision, or (ii) shall become effective only when there is no such debt security outstanding;

•        to secure the debt securities or add any person as a guarantor of such securities;

•        to establish the form or terms of all or any debt securities of any series;

•        to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustees

•        to add to or change any of the provisions of the indenture with respect to any debt securities that by their terms may be converted into securities or other property other than debt securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such debt securities;

•        to comply with any SEC requirement in connection with the qualification of the indenture under the Trust Indenture Act;

•        to make any amendment to the provisions of the indenture relating to the transfer and legending of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in the debt securities being transferred in violation of the Securities Act or any other applicable securities law, and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities; or

•        to make any other change to the indenture that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Modification of Subordination Provisions.    We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval.    Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•        if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•        if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in an indenture. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity or bond before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable, we may block the transfer or exchange of those debt securities completely or during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing (or during such other period as specified in any prospectus supplement), in order to freeze the list of holders to prepare the mailing, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds-i.e., funds that become available on the day after the check is cashed.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•        title of the warrants;

•        aggregate number of warrants;

•        price or prices at which the warrants will be issued;

•        designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•        date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•        purchase price for each security purchasable on exercise of the warrants;

•        dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•        minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•        anti-dilution provisions or other adjustments to the exercise price of the warrants;

•        terms of any right that we may have to redeem the warrants;

•        effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•        name and address of the warrant agent, if any;

•        information with respect to book-entry procedures;

•        a discussion of material U.S. federal income tax considerations; and

•        other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•        the record date for shareholders entitled to receive the rights;

•        the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•        the exercise price of the rights;

•        whether the rights are transferable;

•        the period during which the rights may be exercised and when they will expire;

•        the steps required to exercise the rights;

•        whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•        whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•        our ability to withdraw or terminate the rights offering; and

•        any material U.S. Federal income tax consequences.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•        title of the units;

•        aggregate number of units;

•        price or prices at which the units will be issued;

•        designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•        effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•        name and address of the unit agent;

•        information with respect to book-entry procedures;

•        a discussion of material U.S. federal income tax considerations; and

•        other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of Indiana. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

DESCRIPTION OF PURCHASE CONTRACTS

The complete terms of the purchase contracts will be contained in the contract documents and any related applicable document. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the purchase contracts and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares. The price of our securities that may be the subject of our purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•        whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, debt securities or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•        whether the purchase contracts are to be prepaid or not;

•        whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•        any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•        United States federal income tax considerations relevant to the purchase contracts; and

•        whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•        to underwriters for resale to purchasers;

•        directly to purchasers;

•        through agents or dealers to purchasers; or

•        through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution in a prospectus supplement, including:

•        the terms of the offering;

•        the names of the underwriters, dealers, agents or direct purchasers and their compensation;

•        the purchase price of the securities and the net proceeds we will receive from the sale;

•        any delayed delivery obligations to take the securities;

•        the nature of the underwriters’ obligations to take the securities;

•        any securities exchange or market on which the securities may be listed; and

•        other facts material to the transaction.

Underwriters, Dealers and Agents

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales

We may sell securities directly to one or more purchasers without using underwriters or agents

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Forvis Mazars, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC which can be accessed by the public on the SEC’s website www.sec.gov.

We also make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the Internet at www.horizonbank.com. Please note that our website address is provided as inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below; however, we are not incorporating by reference in this prospectus any material that we “furnished” and did not “file” with the SEC.

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•        Our Definitive Proxy Statement on Schedule 14A filed on March 18, 2024, for the Annual Meeting of Shareholders;

•        Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

•        Our Current Reports on Form 8-K filed on January 16, January 23, May 3, May 13, June 24, July 17, and September 18, 2024; and

•        The description of our common stock in the Registration Statement on Amendment No. 1 to Form 8-A filed with the SEC on January 6, 2021, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus (including prior to the effectiveness of the registration statement) and prior to the sale of all the securities covered by this prospectus. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

These documents may be obtained as explained above (see “Where You Can Find Additional Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number or via the Internet at:

Horizon Bancorp, Inc.

515 Franklin Street

Michigan City, Indiana 46360

Attn: Shareholder Relations

(219) 879-0211

Website: www.horizonbank.com

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

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Common Stock

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Prospectus Supplement

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Joint Book-Running Managers

            , 2025.